EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
Second Quarter 2022 Results
For the quarter ended June 30, 2022
(Compared to the quarter ended June 30, 2021)

–Pandemic-Related Restrictions and Reduced Visitation Continue to Impact The Company’s Financial Results
–Recovery in Singapore Accelerated During the Quarter, with Marina Bay Sands Delivering Adjusted Property EBITDA of $319 Million
–Ongoing Investments in Capacity Expansion and Enhancement of Property Portfolio Position the Company for Future Growth
–Safety and Security of Team Members and Guests and Support for Local Communities Remain Fundamental to Our Efforts

LAS VEGAS, July 20, 2022 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended June 30, 2022.

“While pandemic-related restrictions continued to impact our financial results this quarter, we were pleased to see the recovery in Singapore accelerate during the quarter, with Marina Bay Sands delivering $319 million in adjusted property EBITDA. We remain enthusiastic about the opportunity to welcome more guests back to our properties as greater volumes of visitors are eventually able to travel to both Singapore and Macao,” said Robert G. Goldstein, chairman and chief executive officer. “We also remain steadfast in our commitment to supporting our team members and to helping those in need in each of our local communities as they recover from the impact of the pandemic.”

“We remain confident in the recovery of travel and tourism spending across our markets. Demand for our offerings from customers who have been able to visit remains robust, while pandemic-related travel restrictions continue to limit visitation and hinder our current financial performance.”

“Our industry-leading investments in our team members, our communities, and our Integrated Resort property portfolio position us exceedingly well to deliver future growth as travel restrictions subside and the recovery comes to fruition. We are fortunate that our financial strength supports our investment and capital expenditure programs in both Macao and Singapore, as well as our pursuit of growth opportunities in new markets.”

Net revenue was $1.05 billion, compared to $1.17 billion in the prior year quarter. Operating loss was $147 million, compared to $139 million in the prior year quarter. Net loss from continuing operations in the second quarter of 2022 was $414 million, compared to $280 million in the second quarter of 2021.

Consolidated adjusted property EBITDA was $209 million, compared to $244 million in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased to $368 million, compared to $849 million in the second quarter of 2021. Net loss for SCL was $422 million, compared to $166 million in the second quarter of 2021.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $162 million for the second quarter of 2022, compared to $158 million in the prior year quarter. Our weighted average borrowing cost in the second quarter of 2022 was 4.3% compared to 4.4% during the second quarter of 2021, while our weighted average debt balance increased compared to the prior year quarter due to borrowings of $951 million under the SCL Credit Facility in the last year.

Our income tax expense for the second quarter of 2022 was $110 million, compared to income tax benefit of $6 million in the prior year quarter. The income tax expense for the second quarter of 2022 was primarily driven by a 17% statutory rate on the increased profits of our Singapore operations.

Balance Sheet Items
Unrestricted cash balances as of June 30, 2022 were $6.45 billion.

The company has access to $2.96 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit.

As of June 30, 2022, total debt outstanding, excluding finance leases and financed purchases, was $15.35 billion.

Capital Expenditures
Capital expenditures during the second quarter totaled $198 million, including construction, development and maintenance activities of $97 million at Marina Bay Sands, $67 million in Macao, and $34 million in Corporate and Other.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, July 20, 2022 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the world’s preeminent developer and operator of world-class Integrated Resorts.

Our iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make our host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands in Singapore and The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao, The Parisian Macao and Sands Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Sands is dedicated to being a leader in corporate responsibility, anchored by our core tenets of serving people, planet and communities. Our ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America and recognition as one of Fortune’s World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments and other third parties, including government-mandated property closures, vaccine mandates, regular testing requirements, other increased operational regulatory requirements or travel restrictions, on our business, results of operations, cash flows, liquidity and development prospects; risks relating to our gaming license and subconcession, including the extension of our subconcession in Macao that expires on December 31, 2022, the grant of any new concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, execute our previously announced capital expenditure programs in both Macao and Singapore, and produce future returns; new development, construction and ventures; government regulation; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; benchmark interest rate transitions for some of our debt instruments; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loans receivable; legal proceedings, judgments or settlements that may be instituted in connection with the sale of our Las Vegas real property and operations; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Second Quarter 2022 Results
Non-GAAP Measures

Within the company’s second quarter 2022 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income (loss),” and “hold-normalized adjusted earnings (loss) per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt, other income or expense and income (loss) from discontinued operations, net of income tax. Adjusted net income (loss) and adjusted earnings

(loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) from continuing operations before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.30% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.15% to 3.45% for our Macao and Singapore properties. We do not present adjustments for Non-Rolling Chip drop for our table games play or for slots at our Macao and Singapore properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income (loss) and hold-normalized adjusted earnings (loss) per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income (loss) and adjusted earnings (loss) per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Casino	$709	$843	$1,336	$1,708
Rooms	97	115	192	211
Food and beverage	63	50	116	106
Mall	148	148	297	304
Convention, retail and other	28	17	47	40
Net revenues	1,045	1,173	1,988	2,369
Operating expenses:
Resort operations	842	932	1,680	1,889
Corporate	55	56	114	105
Pre-opening	3	4	7	9
Development	22	37	82	46
Depreciation and amortization	256	258	520	513
Amortization of leasehold interests in land	14	14	28	28
Loss on disposal or impairment of assets	—	11	6	14
	1,192	1,312	2,437	2,604
Operating loss	(147)	(139)	(449)	(235)
Other income (expense):
Interest income	14	1	18	2
Interest expense, net of amounts capitalized	(162)	(158)	(318)	(312)
Other income (expense)	(9)	10	(31)	(7)
Loss from continuing operations before income taxes	(304)	(286)	(780)	(552)
Income tax (expense) benefit	(110)	6	(112)	(8)
Net loss from continuing operations	(414)	(280)	(892)	(560)
Discontinued operations:
Income (loss) from operations of discontinued operations, net of tax	—	38	46	(24)
Gain on disposal of discontinued operations, net of tax	—	—	2,861	—
Adjustment to gain on disposal of discontinued operations, net of tax	(3)	—	(3)	—
Income (loss) from discontinued operations, net of tax	(3)	38	2,904	(24)
Net income (loss)	(417)	(242)	2,012	(584)
Net loss attributable to noncontrolling interests	127	50	228	114
Net income (loss) attributable to Las Vegas Sands Corp.	$(290)	$(192)	$2,240	$(470)

Earnings (loss) per share — basic and diluted:
Net loss from continuing operations	$(0.38)	$(0.30)	$(0.87)	$(0.59)
Net income (loss) from discontinued operations, net of income taxes	—	0.05	3.80	(0.03)
Net income (loss) per common share	$(0.38)	$(0.25)	$2.93	$(0.62)

Weighted average shares outstanding:
Basic and diluted	764	764	764	764

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net Revenues
The Venetian Macao	$150	$391	$377	$731
The Londoner Macao	79	189	200	326
The Parisian Macao	42	101	116	188
The Plaza Macao and Four Seasons Macao	79	125	181	295
Sands Macao	17	42	37	77
Ferry Operations and Other	7	7	14	15
Macao Operations	374	855	925	1,632

Marina Bay Sands	679	327	1,078	753
Intercompany Royalties	28	25	50	50
Intersegment Eliminations (1)	(36)	(34)	(65)	(66)
	$1,045	$1,173	$1,988	$2,369

Adjusted Property EBITDA
The Venetian Macao	$(21)	$108	$(2)	$190
The Londoner Macao	(54)	(5)	(87)	(28)
The Parisian Macao	(29)	—	(40)	(8)
The Plaza Macao and Four Seasons Macao	17	44	49	114
Sands Macao	(22)	(13)	(39)	(31)
Ferry Operations and Other	(1)	(2)	(2)	(5)
Macao Operations	(110)	132	(121)	232

Marina Bay Sands	319	112	440	256
	$209	$244	$319	$488

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao		27.6%		26.0%
The Londoner Macao
The Parisian Macao
The Plaza Macao and Four Seasons Macao	21.5%	35.2%	27.1%	38.6%
Sands Macao
Ferry Operations and Other
Macao Operations		15.4%		14.2%

Marina Bay Sands	47.0%	34.3%	40.8%	34.0%

Total	20.0%	20.8%	16.0%	20.6%
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended June 30, 2021 and for the six months ended June 30, 2022 and 2021, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation.

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Loss from Continuing Operations to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss from continuing operations	$(414)	$(280)	$(892)	$(560)
Add (deduct):
Income tax expense (benefit)	110	(6)	112	8
Other (income) expense	9	(10)	31	7
Interest expense, net of amounts capitalized	162	158	318	312
Interest income	(14)	(1)	(18)	(2)
Loss on disposal or impairment of assets	—	11	6	14
Amortization of leasehold interests in land	14	14	28	28
Depreciation and amortization	256	258	520	513
Development expense	22	37	82	46
Pre-opening expense	3	4	7	9
Stock-based compensation (1)	6	3	11	8
Corporate expense	55	56	114	105
Consolidated Adjusted Property EBITDA	$209	$244	$319	$488

Hold-normalized casino revenue (2)	(74)	(62)
Hold-normalized casino expense (2)	20	28
Consolidated Hold-Normalized Adjusted Property EBITDA	$155	$210
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended June 30, 2021 and for the six months ended June 30, 2022 and 2021, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation.

(1)
During the three months ended June 30, 2022 and 2021, the company recorded stock-based compensation expense from continuing operations of $15 million and $7 million, respectively, of which $9 million and $4 million, respectively, is included in corporate expense on the company’s condensed consolidated statements of operations. During the six months ended June 30, 2022 and 2021, the company recorded stock-based compensation expense of $29 million and $14 million, respectively, of which $18 million and $6 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended June 30, 2022

	Adjusted Property EBITDA	Hold-Normalized Casino Revenue (1)	Hold-Normalized Casino Expense (2)	Hold-Normalized Adjusted Property EBITDA
Macao Operations	$(110)	$(22)	$9	$(123)
Marina Bay Sands	319	(52)	11	278
	$209	$(74)	$20	$155

	Three Months Ended June 30, 2021

	Adjusted Property EBITDA	Hold-Normalized Casino Revenue (1)	Hold-Normalized Casino Expense (2)	Hold-Normalized Adjusted Property EBITDA
Macao Operations	$132	$(43)	$24	$113
Marina Bay Sands	112	(19)	4	97
	$244	$(62)	$28	$210
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended June 30, 2021, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation.

(1)	This represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.30%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.15% to 3.45%.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.
(2)	This represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to LVS to Adjusted Net Loss and Hold-Normalized Adjusted Net Loss:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income (loss) attributable to LVS	$(290)	$(192)	$2,240	$(470)

Pre-opening expense	3	4	7	9
Development expense	22	37	82	46
Loss on disposal or impairment of assets	—	11	6	14
Other (income) expense	9	(10)	31	7
(Income) loss from discontinued operations, net of income taxes	3	(38)	(2,904)	24
Income tax impact on net income adjustments (1)	(5)	(9)	(19)	(11)
Noncontrolling interest impact on net income adjustments	(4)	1	(11)	(7)
Adjusted net loss from continuing operations attributable to LVS	$(262)	$(196)	$(568)	$(388)

Hold-normalized casino revenue (2)	(74)	(62)
Hold-normalized casino expense (2)	20	28
Income tax impact on hold adjustments (1)	7	3
Noncontrolling interest impact on hold adjustments	4	6
Hold-normalized adjusted net loss from continuing operations attributable to LVS	$(305)	$(221)

The following is a reconciliation of Diluted Income (Loss) per Share to Adjusted Loss per Diluted Share and Hold-Normalized Adjusted Loss per Diluted Share:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Per diluted share of common stock:
Net income (loss) attributable to LVS	$(0.38)	$(0.25)	$2.93	$(0.62)

Pre-opening expense	—	—	0.01	0.01
Development expense	0.03	0.05	0.11	0.06
Loss on disposal or impairment of assets	—	0.01	—	0.02
Other (income) expense	0.01	(0.01)	0.04	0.01
(Income) loss from discontinued operations, net of income taxes	—	(0.05)	(3.80)	0.03
Income tax impact on net income adjustments	—	(0.01)	(0.02)	(0.01)
Noncontrolling interest impact on net income adjustments	—	—	(0.01)	(0.01)
Adjusted loss per diluted share from continuing operations	$(0.34)	$(0.26)	$(0.74)	$(0.51)

Hold-normalized casino revenue	(0.10)	(0.08)
Hold-normalized casino expense	0.02	0.04
Income tax impact on hold adjustments	0.01	—
Noncontrolling interest impact on hold adjustments	0.01	0.01
Hold-normalized adjusted loss per diluted share from continuing operations	$(0.40)	$(0.29)

Weighted average diluted shares outstanding	764	764	764	764
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(2)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$1,756	$6,104	$2,481	$5,736
Slot machine win per unit per day (2)	$101	$192	$101	$193
Average number of table games	622	630	626	629
Average number of slot machines	1,341	1,170	1,380	1,108

The Londoner Macao:
Table games win per unit per day (1)	$1,170	$3,919	$1,706	$3,224
Slot machine win per unit per day (2)	$53	$134	$56	$120
Average number of table games	471	475	474	475
Average number of slot machines	1,354	889	1,352	854

The Parisian Macao:
Table games win per unit per day (1)	$1,117	$3,116	$1,757	$2,923
Slot machine win per unit per day (2)	$30	$87	$35	$91
Average number of table games	268	270	270	269
Average number of slot machines	1,093	914	1,097	898

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day (1)	$3,937	$7,597	$4,885	$9,520
Slot machine win per unit per day (2)	$10	$61	$30	$74
Average number of table games	141	142	142	142
Average number of slot machines	181	115	173	80

Sands Macao:
Table games win per unit per day (1)	$1,045	$3,079	$1,133	$2,976
Slot machine win per unit per day (2)	$52	$106	$57	$109
Average number of table games	154	156	155	154
Average number of slot machines	692	549	703	540

Marina Bay Sands:
Table games win per unit per day (1)	$9,381	$2,770	$6,835	$3,417
Slot machine win per unit per day (2)	$730	$773	$703	$851
Average number of table games	518	559	522	570
Average number of slot machines	2,701	1,947	2,465	1,900

Las Vegas Operating Properties(3):
Table games win per unit per day (1)			$3,355	$2,683
Slot machine win per unit per day (2)			$518	$503
Average number of table games			197	186
Average number of slot machines			1,778	1,504
____________________

Note:	These casino statistics exclude table games and slot machines shutdown due to social distancing measures implemented as a result of the COVID-19 pandemic.
(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(3)	The sale of the Las Vegas Operating Properties closed on February 23, 2022. The Las Vegas Operating Properties are classified as a discontinued operation.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	June 30,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$91	$307	$(216)
Rooms	12	24	(12)
Food and Beverage	3	7	(4)
Mall	41	49	(8)
Convention, Retail and Other	3	4	(1)
Net Revenues	$150	$391	$(241)

Adjusted Property EBITDA	$(21)	$108	$(129)
EBITDA Margin %		27.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$264	$1,510	$(1,246)
Rolling Chip Win %(1)	4.76%	4.91%	(0.15)	pts

Non-Rolling Chip Drop	$332	$999	$(667)
Non-Rolling Chip Win %	26.2%	27.6%	(1.4)	pts

Slot Handle	$254	$551	$(297)
Slot Hold %	4.9%	3.7%	1.2	pts

Hotel Statistics

Occupancy %	36.8%	58.6%	(21.8)	pts
Average Daily Rate (ADR)	$137	$159	$(22)
Revenue per Available Room (RevPAR)	$50	$93	$(43)
____________________

Note:
Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	June 30,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$42	$133	$(91)
Rooms	14	28	(14)
Food and Beverage	7	9	(2)
Mall	12	16	(4)
Convention, Retail and Other	4	3	1
Net Revenues	$79	$189	$(110)

Adjusted Property EBITDA	$(54)	$(5)	$(49)

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$222	$1,126	$(904)
Rolling Chip Win %(1)	4.35%	4.76%	(0.41)	pts

Non-Rolling Chip Drop	$175	$551	$(376)
Non-Rolling Chip Win %	23.2%	21.0%	2.2	pts

Slot Handle	$163	$286	$(123)
Slot Hold %	4.0%	3.8%	0.2	pts

Hotel Statistics

Occupancy %	24.9%	44.2%	(19.3)	pts
Average Daily Rate (ADR)	$137	$152	$(15)
Revenue per Available Room (RevPAR)	$34	$67	$(33)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized for government quarantine purposes and to house team members due to travel restrictions during 2021 and 2022 were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	June 30,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$24	$69	$(45)
Rooms	7	17	(10)
Food and Beverage	3	4	(1)
Mall	7	10	(3)
Convention, Retail and Other	1	1	—
Net Revenues	$42	$101	$(59)

Adjusted Property EBITDA	$(29)	$—	$(29)

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$48	$32	$16
Rolling Chip Win %(1)	14.20%	8.24%	5.96	pts

Non-Rolling Chip Drop	$91	$358	$(267)
Non-Rolling Chip Win %	22.4%	20.6%	1.8	pts

Slot Handle	$64	$244	$(180)
Slot Hold %	4.7%	3.0%	1.7	pts

Hotel Statistics

Occupancy %	37.0%	58.4%	(21.4)	pts
Average Daily Rate (ADR)	$100	$119	$(19)
Revenue per Available Room (RevPAR)	$37	$70	$(33)
____________________

Note:
Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized for government quarantine purposes and to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	June 30,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$38	$74	$(36)
Rooms	6	12	(6)
Food and Beverage	1	5	(4)
Mall	33	34	(1)
Convention, Retail and Other	1	—	1
Net Revenues	$79	$125	$(46)

Adjusted Property EBITDA	$17	$44	$(27)
EBITDA Margin %	21.5%	35.2%	(13.7)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$489	$529	$(40)
Rolling Chip Win %(1)	4.90%	4.42%	0.48	pts

Non-Rolling Chip Drop	$101	$350	$(249)
Non-Rolling Chip Win %	26.4%	21.4%	5.0	pts

Slot Handle	$3	$18	$(15)
Slot Hold %	5.9%	3.5%	2.4	pts

Hotel Statistics

Occupancy %	23.3%	48.4%	(25.1)	pts
Average Daily Rate (ADR)	$412	$445	$(33)
Revenue per Available Room (RevPAR)	$96	$215	$(119)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized to house team members due to travel restrictions during 2021 and 2022 were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	June 30,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$14	$37	$(23)
Rooms	2	2	—
Food and Beverage	1	1	—
Mall	—	1	(1)
Convention, Retail and Other	—	1	(1)
Net Revenues	$17	$42	$(25)

Adjusted Property EBITDA	$(22)	$(13)	$(9)

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$66	$332	$(266)
Rolling Chip Win %(1)	6.86%	6.51%	0.35	pts

Non-Rolling Chip Drop	$57	$131	$(74)
Non-Rolling Chip Win %	17.6%	16.9%	0.7	pts

Slot Handle	$120	$161	$(41)
Slot Hold %	2.7%	3.3%	(0.6)	pts

Hotel Statistics

Occupancy %	56.6%	71.1%	(14.5)	pts
Average Daily Rate (ADR)	$127	$141	$(14)
Revenue per Available Room (RevPAR)	$72	$100	$(28)
____________________

Note:
Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	June 30,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$500	$223	$277
Rooms	56	32	24
Food and Beverage	48	24	24
Mall	55	39	16
Convention, Retail and Other	20	9	11
Net Revenues	$679	$327	$352

Adjusted Property EBITDA	$319	$112	$207
EBITDA Margin %	47.0%	34.3%	12.7	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$5,394	$612	$4,782
Rolling Chip Win %(1)	4.29%	6.44%	(2.15)	pts

Non-Rolling Chip Drop	$1,137	$553	$584
Non-Rolling Chip Win %	18.5%	18.1%	0.4	pts

Slot Handle	$4,090	$3,165	$925
Slot Hold %	4.4%	4.3%	0.1	pts

Hotel Statistics(2)

Occupancy %	93.9%	67.9%	26.0	pts
Average Daily Rate (ADR)	$330	$221	$109
Revenue per Available Room (RevPAR)	$310	$150	$160
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).
(2)	During the three months ended June 30, 2022, approximately 500 rooms were under construction for renovation purposes.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended June 30, 2022					TTM June 30, 2022
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$41	$36	87.8%	814,720	75.1%	$1,169

Shoppes at Four Seasons
Luxury Retail	21	20	95.2%	129,921	100.0%	7,648
Other Stores	12	11	91.7%	118,742	88.2%	2,105
Total	33	31	93.9%	248,663	94.4%	5,139

Shoppes at Londoner	12	9	75.0%	605,429	58.3%	1,407

Shoppes at Parisian	7	5	71.4%	296,322	73.2%	475

Total Cotai Strip in Macao	93	81	87.1%	1,965,134	72.1%	1,854

The Shoppes at Marina Bay Sands	55	48	87.3%	622,038	99.7%	2,051

Total	$148	$129	87.2%	2,587,172	78.7%	$1,913
____________________

Note:	This table excludes the results of our mall operations at Sands Macao. As a result of the COVID-19 pandemic, tenants were provided rent concessions of $14 million at our Macao properties.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.